Exhibit 10.1

SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SUBSIDIARIES GUARANTY

SECOND AMENDMENT AND CONSENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SUBSIDIARIES GUARANTY (collectively, this “Second Amendment”), dated as of May 6, 2004, among DOMINO’S, INC., a Delaware corporation (“Borrower”), TISM, INC., a Michigan corporation (“TISM”), various Subsidiaries of Borrower, the lenders from time to time party to the Credit Agreement referred to below (each a “Lender” and collectively, “Lenders”), J.P. MORGAN SECURITIES INC. (“JPMSI”), as sole lead arranger and book runner, JPMORGAN CHASE BANK (“JPMorgan Chase Bank”), as administrative agent for Lenders (in such capacity, “Administrative Agent”), CITICORP NORTH AMERICA, INC. (“Citicorp”), as syndication agent (in such capacity, “Syndication Agent”), and BANK ONE, NA (“Bank One”), as documentation agent (in such capacity, “Documentation Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Borrower, TISM, JPMSI, Citigroup Global Markets, Inc., Lenders, Administrative Agent, Syndication Agent and Documentation Agent are parties to a Credit Agreement, dated as of July 29, 2002 and amended and restated as of June 25, 2003 (as so amended and restated and as the same has been further amended through, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Subsidiary Guarantors and the Administrative Agent are parties to a Subsidiaries Guaranty dated as of July 29, 2002 and amended and restated as of June 25, 2003 (the “Subsidiaries Guaranty”); and

WHEREAS, subject to the terms and conditions of this Second Amendment, the Lenders wish to grant a consent to certain provisions of the Credit Agreement and the parties hereto wish to amend the Credit Agreement and the Subsidiaries Guaranty, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments and Consent to Credit Agreement.

1. Notwithstanding anything to the contrary contained in subsection 2.4B(iii)(e)(I) or 7.5 of the Credit Agreement or elsewhere in the Credit Agreement, the Lenders hereby agree that (I) Net Common Equity Proceeds received by Holdings during the period commencing on the Second Amendment Date and ending on September 30, 2004 from a Qualified IPO in an aggregate amount not to exceed $150,000,000 (the “2004 IPO Proceeds”) shall not be required to be applied as a mandatory repayment of Loans and/or a permanent reduction to the Revolving Loan Commitments on the date of receipt thereof as otherwise required by the terms of subsection 2.4B(iii)(e)(I) of the Credit Agreement, so long as (i) no

Potential Event of Default or Event of Default then exists, and (ii) all of such 2004 IPO Proceeds shall have been promptly (and, in any event within 3 Business Days following such Qualified IPO) contributed by Holdings to Borrower as a cash common equity contribution and (II) Borrower may redeem New Senior Subordinated Notes pursuant to, and in accordance with the requirements of, the “clawback” provisions of the New Senior Subordinated Note Indenture (and pay call premiums and accrued but unpaid interest owing in connection therewith), so long as (i) the aggregate amount of cash used to redeem New Senior Subordinated Notes (and pay all call premiums and accrued but unpaid interest owing in connection therewith) does not exceed the amount of the 2004 IPO Proceeds received by Holdings and (ii) any such New Senior Subordinated Notes so redeemed are permanently retired and/or cancelled promptly after such redemption; provided, however, that, if Borrower shall not have utilized cash equal to the full amount of the 2004 IPO Proceeds received by it to redeem New Senior Subordinated Notes (and to pay all call premiums and accrued and but unpaid interest owing in connection therewith and the reasonable expenses of Holdings and Borrower incurred in connection with the redemption of New Senior Subordinated Notes pursuant to clause (II) above) prior to the 121st day following the consummation of the Qualified IPO giving rise to the 2004 IPO Proceeds, then on such 121st day Borrower shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced (in accordance with the requirements of subsections 2.4B(iv)(b) and (c) of the Credit Agreement) in an amount equal to 100% of the 2004 IPO Proceeds not so utilized by Borrower to redeem New Senior Subordinated Notes (and pay such related call premiums and accrued interest and such redemption expenses) prior to such day. Holdings, Borrower and Lenders agree that failure to comply with the provisions of this Section 1 shall constitute an immediate Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

2. The definition of “Applicable Leverage Ratio” appearing in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting each instance of the text “First Amendment Effective Date” appearing in said definition and inserting the text “Second Amendment Effective Date” in lieu thereof, (ii) deleting the text “December 31, 2003” appearing in said definition and inserting the text “June 30, 2004” in lieu thereof and (iii) deleting each instance of the text “Level V” appearing in said definition and inserting the text “Level IV” in lieu thereof.

3. The definition of “Class” appearing in subsection 1.1 of the Credit Agreement is hereby amended by deleting the text “New Term Loan” appearing in said definition and inserting the text “2004 Term Loan” in lieu thereof.

4. The definition of “Excess Proceeds Amount” appearing in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the text “at the time” appearing in clause (ii)(b) of said definition and inserting the text “immediately following” in lieu thereof, (ii) deleting the text “at any time that” appearing in clause (ii)(c) of said definition and inserting the text “immediately following” in lieu thereof, (iii) deleting each instance of the text “is made” appearing in clause (ii) of said definition and inserting the word “made” in lieu thereof, (iv) deleting the word “and” appearing immediately preceding the text “(c)” appearing in said definition and inserting a comma in lieu thereof and (v) inserting the text “and (d) immediately following any Restricted Junior Payment made pursuant to subsection 7.5(xvi), by the amount of such Restricted Junior Payment” immediately preceding the period appearing at the end of said definition.

5. The definition of “Initial Arrangers” appearing in subsection 1.1 of the Credit Agreement is hereby amended by deleting the word “Amendment” appearing in said definition and inserting the word “Agreement” in lieu thereof.

6. The definition of “Loan” appearing in subsection 1.1 of the Credit Agreement is hereby amended by inserting the text “2004 Term Loans,” immediately following the text “New Term Loans,” appearing in said definition.

7. The definition of “Notes” appearing in subsection 1.1 of the Credit Agreement is hereby amended by inserting the text “2004 Term Notes,” immediately following the text “New Term Notes,” appearing in said definition.

8. The definition of “Requisite Lenders” appearing in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the text “(iii)” appearing in said definition and inserting the text “(iv)” in lieu thereof and (ii) inserting the text “, (iii) the aggregate 2004 Term Loan Exposure of all Lenders” immediately prior the text “and (iv)” appearing in said subsection (as modified pursuant to preceding subclause (i)).

9. The definition of “Shareholder Subordinated PIK Note” appearing in subsection 1.1 of the Credit Agreement is hereby amended by deleting the text “New Term Loans” appearing in said definition and inserting the text “2004 Term Loans” in lieu thereof.

10. Subsection 1.1 of the Credit Agreement is hereby further amended by (i) deleting the definitions of “Applicable Base Rate Margin”, “Applicable Eurodollar Rate Margin”, “Arrangers”, “Existing Term Loan Borrowing” and “Pro Rata Share” in their entirety and (ii) inserting in appropriate alphabetical order the following new definitions:

“Additional 2004 Term Loan” has the meaning assigned to that term in subsection 2.1A(i)(III).

“Applicable Base Rate Margin” means, as to 2004 Term Loans or Revolving Loans, (a) for the period from the Second Amendment Effective Date to (but excluding) the date of commencement of the first Pricing Period occurring after the Second Amendment Effective Date, the applicable Level IV percentage for such type of Loan set forth below and (b) for any date thereafter, a rate per annum equal to the percentage set forth below for such type of Loan opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

Level	Applicable Leverage Ratio	Applicable 2004 Term Loan Base Rate Margin	Applicable Revolving Loan Base Rate Margin
IV	Greater than or equal to 4.25x	1.25%	2.00%
III	less than 4.25x and greater than or equal to 3.75x	1.25%	1.75%

Level	Applicable Leverage Ratio	Applicable 2004 Term Loan Base Rate Margin	Applicable Revolving Loan Base Rate Margin
II	less than 3.75x and greater than or equal to 3.25x	1.25%	1.50%
I	less than 3.25x	1.25%	1.25%

; provided that notwithstanding anything to the contrary contained in this definition, at any time an Event of Default is then in existence, the Applicable Base Rate Margin shall be the applicable Level IV percentage for the respective type of Loan set forth above. It is understood and agreed that the “Applicable Base Rate Margin” applicable to Revolving Loans for periods on and after the First Amendment Effective Date and prior to the Second Amendment Effective Date shall be the “Applicable Base Rate Margin” as determined pursuant to the definitions “Applicable Base Rate Margin” and “Applicable Leverage Ratio”, in each case as such definitions were in effect immediately prior to the Second Amendment Effective Date.

“Applicable Eurodollar Rate Margin” means, as to 2004 Term Loans or Revolving Loans, (a) for the period from the Second Amendment Effective Date to (but excluding) the date of commencement of the first Pricing Period occurring after the Second Amendment Effective Date, the applicable Level IV percentage for such type of Loan set forth below and (b) for any date thereafter, a rate per annum equal to the percentage set forth below for such type of Loan opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Eurodollar Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio:

Level	Applicable Leverage Ratio	Applicable 2004 Term Loan Eurodollar Rate Margin	Applicable Revolving Loan Eurodollar Rate Margin
IV	Greater than or equal to 4.25x	2.25%	3.00%
III	less than 4.25x and greater than or equal to 3.75x	2.25%	2.75%
II	less than 3.75x and greater than or equal to 3.25x	2.25%	2.50%
I	less than 3.25x	2.25%	2.25%

; provided that notwithstanding anything to the contrary contained in this definition, at any time an Event of Default is then in existence, the Applicable Eurodollar Rate Margin shall be the applicable Level IV percentage for the respective type of Loan set forth above. It is understood and agreed that the “Applicable Eurodollar Rate Margin” applicable to Revolving Loans for periods on and after the First Amendment Effective Date and prior to the Second Amendment Effective Date shall be the “Applicable Eurodollar Rate Margin” as determined pursuant to the definitions “Applicable Eurodollar Rate Margin” and “Applicable Leverage Ratio”, in each case as such definitions were in effect immediately prior to the Second Amendment Effective Date.

“Arrangers” means, collectively, Initial Arrangers, First Amendment Arranger and Second Amendment Arranger.

“Consenting New Term Lender” means each Lender holding outstanding New Term Loans that has theretofore executed and delivered a counterpart of the Second Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York City time) on the later to occur of May 4, 2004 or the Second Amendment Effective Date.

“Converted 2004 Term Loan” has the meaning assigned to that term in subsection 2.1A(i)(III).

“Existing New Term Loan Borrowing” has the meaning assigned to that term in subsection 2.2B(x).

“First Amendment Mortgage Amendments” has the meaning assigned to that term in subsection 6.13.

“New Term Loan Conversion” has the meaning assigned to that term in subsection 2.1A(i)(III).

“Non-Consenting New Term Lender” means each Lender holding New Term Loans on the Second Amendment Effective Date (immediately prior to giving effect thereto) that is not a Consenting New Term Lender.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the New Term Loan Commitment or the New Term Loan of any Lender, the percentage obtained by dividing (x) the New Term Loan Exposure of that Lender by (y) the aggregate New Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the 2004 Term Loan Commitment or the 2004 Term Loan of any Lender, the percentage obtained by dividing (x) the 2004 Term Loan Exposure of that Lender by (y) the aggregate 2004 Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, and (v) for all other purposes with respect to each Lender, (A) prior to the occurrence of the Second Amendment Effective Date, the percentage obtained by dividing (x) the sum of the New Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the aggregate New Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders or (B) after the occurrence of the Second Amendment Effective Date, the percentage obtained by dividing (x) the sum of the 2004 Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that Lender by (y) the aggregate 2004 Term

Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

“Second Amendment” means the Second Amendment and Consent to Credit Agreement and First Amendment to Subsidiaries Guaranty, dated as of May 6, 2004.

“Second Amendment Arranger” means JPMSI, in its capacity as sole lead arranger and book runner pursuant to the Second Amendment.

“Second Amendment Effective Date” has the meaning assigned to that term in the Second Amendment.

“Second Amendment Mortgage Amendments” has the meaning assigned to that term in subsection 6.14.

“2004 Term Loan” has the meaning assigned to that term in subsection 2.1A(i)(III).

“2004 Term Loan Commitment” means the commitment of a Lender to make Additional 2004 Term Loans to Borrower pursuant to subsection 2.1A(i)(III), and “2004 Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“2004 Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the 2004 Term Loans of that Lender.

“2004 Term Notes” means any promissory notes of Borrower issued pursuant to subsection 2.1E to evidence the 2004 Term Loans of any Lenders, substantially in the form of Exhibit III-B annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

11. Subsection 2.1A of the Credit Agreement is hereby amended by inserting the text “, 2.1A(i)(III)” immediately following the text “2.1A(i)(II)” appearing in the first sentence of said subsection.

12. Subsection 2.1A(i) of the Credit Agreement is hereby amended by inserting the following new clause (III) at the end of said subsection:

“(III) 2004 Term Loans. (x) Each Consenting New Term Lender severally agrees to convert (the “New Term Loan Conversion”), on the Second Amendment Effective Date, all New Term Loans of such Consenting New Term Lender outstanding on the Second Amendment Effective Date (immediately prior to giving effect thereto) into new term loans hereunder (each such term loan, a “Converted 2004 Term Loan” and, collectively, “Converted 2004 Term Loans”) and (ii) each Lender with a 2004 Term Loan Commitment severally agrees to make, on the Second Amendment Effective Date, a term loan or term loans in an initial principal amount equal to such Lender’s 2004 Term Loan

Commitment (each, an “Additional 2004 Term Loan” and, collectively, “Additional 2004 Term Loans”, and, together with the Converted 2004 Term Loans, “2004 Term Loans”) to Borrower to be used for the purposes identified in subsection 2.5F. The amount of each Lender’s 2004 Term Loan Commitment and Converted 2004 Term Loans (if any) is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of (x) Additional 2004 Term Loans and (y) Converted 2004 Term Loans is $528,012,820.00. The 2004 Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the 2004 Term Loan Commitments pursuant to subsection 10.1B. Each Lender’s 2004 Term Loan Commitment shall expire immediately and without further action on May 14, 2004 if the Additional 2004 Term Loans are not made on or before that date. Borrower may make only one borrowing on the Second Amendment Effective Date under the 2004 Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i)(III) or amounts borrowed as New Term Loans under subsection 2.1(A)(i)(II) and continued as 2004 Term Loans pursuant to this subsection 2.1(A)(i)(III) and subsequently repaid or prepaid may not be reborrowed.”.

13. Subsection 2.1B of the Credit Agreement is hereby amended by (i) deleting each instance of the text “New Term Loans” appearing in said subsection and inserting the text “2004 Term Loans” in lieu thereof and (ii) deleting the text “First Amendment Effective Date” appearing in clause (y) of the proviso to the first sentence of said subsection and inserting the text “Second Amendment Effective Date” in lieu thereof.

14. Subsection 2.1C of the Credit Agreement is hereby amended by (i) deleting each instance of the text “New Term Loans” appearing in said subsection and inserting the text “2004 Term Loans” in lieu thereof, (ii) deleting each instance of the text “First Amendment Effective Date” appearing in said subsection and inserting the text “Second Amendment Effective Date” in lieu thereof, (iii) deleting each instance of the text “New Term Loan Commitments” and “Additional New Term Loan Commitment” appearing in said subsection and inserting the text “2004 Term Loan Commitments” or “2004 Term Loan Commitment”, as the case may be, in lieu thereof and (iv) inserting the text “, Part III, Section 5 of the Second Amendment (in the case of 2004 Term Loans)” immediately prior to the text “and 4.2” appearing in subsection.

15. Subsection 2.1D of the Credit Agreement is hereby amended by (i) deleting each instance of the text “New Term Loan” appearing in said subsection and inserting the text “2004 Term Loan” in lieu thereof and (ii) deleting each instance of the text “New Term Loans” appearing in said subsection and inserting the text “2004 Term Loans” in lieu thereof.

16. Subsection 2.1E of the Credit Agreement is hereby amended by (i) inserting the text “2004 Term Loan,” immediately after the text “New Term Loan,” appearing in said subsection, (ii) inserting the text “Exhibit III-B,” immediately after the text “Exhibit III-A,” appearing in said subsection and (iii) deleting the last sentence appearing in said subsection in its entirety and inserting the following new text in lieu thereof:

“Without limiting the foregoing, on and after the Second Amendment Effective Date, each Consenting New Term Lender which holds a New Term Note shall be entitled to surrender such New Term Note to Borrower against delivery of a 2004 Term Note completed in conformity with this subsection 2.1E, substantially in the form of Exhibit III-B annexed hereto, with appropriate insertions; provided that if any such New Term Note is not so surrendered, then from and after the Second Amendment Effective Date such New Term Note shall be deemed to evidence the Converted 2004 Term Loans into which the New Term Loans theretofore evidenced by such New Term Note have been converted.”.

17. Subsection 2.2 of the Credit Agreement is hereby amended by (i) deleting each instance of the text “New Term Loan” appearing in said subsection and inserting the text “2004 Term Loan” in lieu thereof and (ii) deleting each instance of the text “New Term Loans” appearing in said subsection and inserting the text “2004 Term Loans” in lieu thereof.

18. Subsection 2.2 of the Credit Agreement is hereby further amended by deleting the text “First Amendment Effective Date” appearing in appearing in the third sentence of subsection 2.2A of the Credit Agreement and inserting the text “Second Amendment Effective Date” in lieu thereof.

19. Subsection 2.2B of the Credit Agreement is hereby amended by deleting clause (x) of said subsection and inserting the following new clause (x) in lieu thereof:

“(x) in connection with the New Term Loan Conversion and the incurrence of Additional 2004 Term Loans pursuant to subsection 2.1A(i)(III), (A) each borrowing of New Term Loans existing on the Second Amendment Effective Date immediately prior to the New Term Loan Conversion and maintained as Eurodollar Rate Loans subject to a given Interest Period (each, an “Existing New Term Loan Borrowing”) shall, upon the occurrence of the New Term Loan Conversion, be deemed to be a new borrowing of 2004 Term Loans for all purposes of this Agreement (including subsection 2.2F), (B) each such newly-deemed borrowing of 2004 Term Loans shall be subject to the same Interest Period (and Adjusted Eurodollar Rate) as the Existing New Term Loan Borrowing to which it relates, (C) Additional 2004 Term Loans shall be initially incurred pursuant to a single borrowing of Eurodollar Rate Loans which shall be added to (and thereafter be deemed to constitute a part of) each such newly-deemed borrowing of 2004 Term Loans on a pro rata basis (based on the relative sizes of the various such newly-deemed borrowings of 2004 Term Loans) and (D) Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding 2004 Term Loans (after giving effect to the New Term Loan Conversion and the incurrence of Additional 2004 Term Loans pursuant to subsection 2.1A(i)(III)) participate in each newly-deemed borrowing of 2004 Term Loans on a pro rata basis (based upon the sum of such Lender’s (x) 2004 Term Loan Commitment as in effect on the Second Amendment Effective Date (prior to the making of 2004 Term Loans on such date) and (y) and Converted 2004 Term Loans).”.

20. Subsection 2.4A of the Credit Agreement is hereby amended by deleting said subsection in its entirety and inserting the following new subsection 2.4A in lieu thereof:

“A. Scheduled Payments of 2004 Term Loans. Borrower shall make principal payments on the 2004 Term Loans in installments on the dates and in the amounts set forth below:

DATE	SCHEDULED REPAYMENT OF 2004 TERM LOANS
December 31, 2004	$1,320,000.00
March 31, 2005	$1,320,000.00
June 30, 2005	$1,320,000.00
September 30, 2005	$1,320,000.00
December 31, 2005	$1,320,000.00
March 31, 2006	$1,320,000.00
June 30, 2006	$1,320,000.00
September 30, 2006	$1,320,000.00
December 31, 2006	$1,320,000.00
March 31, 2007	$1,320,000.00
June 30, 2007	$1,320,000.00
September 30, 2007	$1,320,000.00
December 31, 2007	$1,320,000.00
March 31, 2008	$1,320,000.00
June 30, 2008	$1,320,000.00
September 30, 2008	$1,320,000.00
December 31, 2008	$1,320,000.00
March 31, 2009	$1,320,000.00
June 30, 2009	$1,320,000.00
September 30, 2009	$1,320,000.00
December 31, 2009	$1,320,000.00
March 31, 2010	$250,146,410.00
June 25, 2010	$250,146,410.00

; provided that the scheduled installments of principal of the 2004 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the 2004 Term Loans in accordance with subsection 2.4B(iv); and provided further, that the 2004 Term Loans and all other amounts owed hereunder with respect to the 2004 Term Loans shall be paid in full no later than June 25, 2010 and the final installment payable by Borrower in respect of the 2004 Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the 2004 Term Loans.”.

21. Subsection 2.4B of the Credit Agreement is hereby amended by deleting each instance of the text “New Term Loans” appearing in said subsection and inserting the text “2004 Term Loans” in lieu thereof.

22. Subsection 2.4B(iii)(d) of the Credit Agreement is hereby amended by deleting the text “less than 3.50 to 1.0” appearing in said subsection and inserting the text “less than 4.00 to 1.0” in lieu thereof.

23. Subsection 2.4C of the Credit Agreement is hereby amended by deleting the text “New Term Loans” appearing in clause (iii) of said subsection and inserting the text “2004 Term Loans” in lieu thereof.

24. Subsection 2.5 of the Credit Agreement is hereby amended by inserting the following new subsection 2.5F at the end of said subsection:

“F. Additional 2004 Term Loans. The Additional 2004 Term Loans incurred on the Second Amendment Effective Date shall be used on the Second Amendment Effective Date to repay outstanding New Term Loans of Non-Consenting New Term Lenders (if any).”.

25. Subsection 2.6D is hereby amended by inserting the following text at the end of said subsection:

“In connection with the New Term Loan Conversion and the incurrence of Additional 2004 Term Loans pursuant to subsection 2.1A(i)(III), Lenders and Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (A) if requested by any Lender making Additional 2004 Term Loans which actually “match funds” in the manner described in subsection 2.6F below, Borrower shall pay to such Lender such amounts necessary, as reasonably determined by such Lender, to compensate such Lender for making such 2004 Term Loans in the middle of an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon the rates then applicable thereto) and (B) Borrower shall be obligated to pay to Non-Consenting New Term Lenders breakage or other costs of the type referred to above in this subsection 2.6D (if any) incurred in connection with the repayment of outstanding New Term Loans of such Non-Consenting New Term Lenders (if any) on the Second Amendment Effective Date.”.

26. Subsection 2.6F of the Credit Agreement is hereby amended by deleting the last sentence of said subsection in its entirety and inserting the following new sentence in lieu thereof:

“Notwithstanding the foregoing, the assumptions concerning the funding of Eurodollar Rate Loans set forth above in this subsection 2.6F shall not apply in connection with any determination made pursuant to subclause (A) of each of the last sentence and penultimate sentence of subsection 2.6D.”

27. Section 6 of the Credit Agreement is hereby amended by inserting the following new subsection 6.14 at the end of said Section:

“6.14 Second Amendment Mortgage Amendments. Within 60 days following the Second Amendment Effective Date (unless otherwise agreed by the Collateral Agent), Borrower shall have delivered to the Collateral Agent, or caused to be delivered to the Collateral Agent, fully executed counterparts of amendments (the “Second Amendment Mortgage Amendments”), in form and substance reasonably satisfactory to the Administrative Agent, to each of the Mortgages covering a Mortgaged Property, together with evidence that counterparts of each of the Second Amendment Mortgage Amendments have been delivered to the title company insuring the Lien on the Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors securing all of the Obligations (including the Additional 2004 Term Loans); provided that the actions required to be taken by Borrower pursuant to this subsection 6.14 shall not be required to be so taken in the event that no Additional 2004 Term Loans are made available to Borrower on the Second Amendment Effective Date.

28. Subsection 7.5(vi) of the Credit Agreement is hereby amended by inserting the text “, reasonable costs and expenses of Holdings incurred in connection with the exercise by Bain, the Other Investors and/or the Existing Shareholders of their “piggyback registration rights” pursuant to the Stockholders Agreement” immediately preceding the text “and such other” appearing in said subsection.

29. Subsection 7.5 of the Credit Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (xiv) of said Section, (ii) deleting the text “New Term Loans” appearing in clause (xv) of said subsection and inserting the text “2004 Term Loans” in lieu thereof, (iii) deleting the period appearing at the end of clause (xv) of said subsection and inserting the text “; and” in lieu thereof and (iv) inserting the following new clause (xvi) at the end of said subsection:

“(xvi) on and after the consummation of a Qualified IPO, Borrower may make Restricted Junior Payments to Holdings, and Holdings may in turn utilize the proceeds of such Restricted Junior Payments to pay cash dividends to holders of Holdings Common Stock, so long as (v) no Potential Event of Default or Event of Default then exists or would result therefrom, (w) except as provided pursuant to the immediately succeeding proviso, the aggregate amount of Restricted Junior Payments made by Borrower and Holdings (without duplication) pursuant to this clause (xvi) after the Second Amendment Effective Date shall not exceed $22,500,000, (x) each such Restricted Junior Payment is permitted pursuant to the terms of the Senior Subordinated Notes Indentures, (y) any such cash dividend paid by Holdings shall have been approved by the Board of Directors of

Holdings and (z) Holdings shall have promptly (and, in any event, within five Business Days of its receipt of the respective Restricted Junior Payment from Borrower) utilized the proceeds of such Restricted Junior Payment for the purposes described above; provided that at any time after Borrower and Holdings shall have utilized the full amount of the $22,500,000 basket provided for in subclause (w) above to make Restricted Junior Payments as provided above, additional Restricted Junior Payments may be made at any time by Borrower and Holdings for the purposes described above (subject to the immediately succeeding proviso), so long as (I) the amount of Restricted Junior Payments made by Borrower and Holdings in reliance on this proviso at such time shall not exceed the Excess Proceeds Amount in effect at such time and (II) the requirements of subclauses (v), (x), (y) and (z) have been satisfied at such time; and provided further, that the aggregate amount of Restricted Junior Payments made by Borrower and Holdings pursuant to this subclause (xvi) (including any Restricted Junior Payments made in reliance on the immediately preceding proviso) shall not exceed $35,000,000 in any Fiscal Year.”

30. Subsection 7.5(vii) of the Credit Agreement is hereby amended by deleting the text “(I) such prepayment is made solely with Net Common Equity Proceeds received by Holdings from the sale or issuance of Holdings Common Stock and (II)” appearing in said subsection.

31. Subsection 9.1A of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing immediately preceding the text “(y)” appearing in the first sentence of said subsection and inserting a comma in lieu thereof, (ii) inserting the text “and (z) JPMSI is hereby appointed Second Amendment Arranger hereunder as of the Second Amendment Effective Date” immediately following the text “First Amendment Effective Date” appearing in clause (y) of the first sentence of said subsection, (iii) deleting the text “Initial Arrangers and First Amendment Arranger “ appearing in the first sentence of said subsection and inserting the text “Initial Arrangers, First Amendment Arranger and Second Amendment Arranger” in lieu thereof and (iv) inserting the sentence “Concurrently with the occurrence of the Second Amendment Effective Date, all obligations of JPMSI, in its capacity as Second Amendment Arranger hereunder, shall terminate.” immediately prior to the last sentence appearing in said subsection.

32. Subsection 10.1B of the Credit Agreement is hereby amended by deleting the text “New Term Loans” appearing in clause (ii) of said subsection and inserting the text “2004 Term Loans” in lieu thereof.

33. Schedule 1.1(i) to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule 1.1(i) in the form of Schedule 1.1(i) attached hereto.

34. Schedule 2.1 to the Credit Agreement is hereby amended by deleting same in its entirety and inserting in lieu thereof a new Schedule 2.1 in the form of Schedule 2.1 attached hereto.

35. The Credit Agreement is hereby further amended by adding Exhibit III-B thereto in the form of Exhibit III-B attached hereto.

36. Exhibits IV and VII to the Credit Agreement are hereby amended by deleting each instance of the text “New Term Loans” appearing in said Exhibits and inserting the text “2004 Term Loans” in lieu thereof.

II. Amendment to Subsidiaries Guaranty.

1. The Subsidiaries Guaranty is hereby amended by deleting the text “(“Holdings”)” appearing in the first recital thereof.

III. Miscellaneous Provisions.

1. In order to induce Lenders to enter into this Second Amendment, each of Borrower and TISM hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date after giving effect to this Second Amendment, (ii) all of the representations and warranties contained in the Credit Agreement or the other Loan Documents are true and correct in all material respects on the Second Amendment Effective Date after giving effect to this Second Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date) and (iii) concurrently with the effectiveness of this Second Amendment, the proceeds of the Additional 2004 Term Loans shall be immediately applied by Borrower to repay all outstanding New Term Loans of Non-Consenting New Term Lenders (if any).

2. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement, the Subsidiaries Guaranty or any other Loan Document.

3. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Borrower and Administrative Agent.

4. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions shall have been satisfied (it being understood that the condition set forth in clause (iii) below may be satisfied concurrently with the occurrence of the Second Amendment Effective Date):

(i) Borrower, Holdings, each other Loan Party, Lenders constituting the Requisite Lenders (determined prior to giving effect to this Second Amendment) and each Lender with a 2004 Term Loan Commitment and/or converting New Term Loans into Converted 2004 Term Loans pursuant to the New Term Loan Conversion shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Matthew McQueen (facsimile number 212-354-8113);

(ii) there shall have been delivered to Administrative Agent for the account of each Consenting New Term Lender and each Lender with a 2004 Term Loan Commitment which has requested same, an appropriate 2004 Term Note executed by Borrower in each case in the amount, maturity and otherwise as provided in the Credit Agreement;

(iii) there shall have been delivered to Administrative Agent copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of this Second Amendment and the Loan Documents as amended by this Second Amendment, certified as of the Second Amendment Effective Date by the corporate secretary or an assistant secretary of such Loan Party as being in full force and effect without modification or amendment; and

(iv) (x) all accrued and unpaid interest on all New Term Loans shall have been paid in full (regardless of whether payment of such interest would otherwise have been required pursuant to subsection 2.2C of the Credit Agreement) and (y) the principal of all outstanding New Term Loans of Non-Consenting New Term Lenders shall have been repaid in full.

6. By executing and delivering a copy hereof, each Loan Party hereby agrees that all Obligations of the Loan Parties (including, without limitation, the 2004 Term Loans) are fully guaranteed pursuant to the Holdings Guaranty and the Subsidiaries Guaranty in accordance with the terms and provisions thereof and are fully secured pursuant to the Collateral Documents.

7. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Loan Documents to the Credit Agreement and Subsidiaries Guaranty shall be deemed to be references to the Credit Agreement or the Subsidiaries Guaranty, as the case may be, as modified hereby.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Second Amendment as of the date first above written.

TISM, INC.

By:	/s/ Joseph P. Donovan
Name:	Joseph P. Donovan
Title:	Treasurer

DOMINO’S, INC.

By:	/s/ Joseph P. Donovan
Name:	Joseph P. Donovan
Title:	Treasurer

JPMORGAN CHASE BANK, individually and as Administrative Agent

By:	/s/ Teri Streusand
Name:	Teri Streusand
Title:	Vice President

SIGNATURE PAGE TO THE SECOND
AMENDMENT TO CREDIT AGREEMENT,
DATED AS OF MAY 6, 2004, AMONG
DOMINO’S, INC., TISM, INC., J.P. MORGAN
SECURITIES INC., AS SOLE LEAD ARRANGER
AND BOOK RUNNER, THE LENDERS PARTY
HERETO AND JPMORGAN CHASE BANK, AS
ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

By:
Name:
Title:

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing Second Amendment, hereby consents to the entering into of the Second Amendment and agrees to the provisions thereof (including, without limitation, Part III, Section 6 thereof).

DOMINO’S PIZZA LLC
DOMINO’S PIZZA INTERNATIONAL PAYROLL SERVICES, INC.
DOMINO’S PIZZA PMC, INC.
DOMINO’S FRANCHISE HOLDING CO.

By:	/s/ Joseph P. Donovan
Name:	Joseph P. Donovan
Title:	Treasurer

DOMINO’S PIZZA INTERNATIONAL, INC.

By:	/s/ J. Patrick Doyle
Name:	J. Patrick Doyle
Title:	Vice President

DOMINO’S PIZZA GOVERNMENT SERVICES DIVISION, INC.

By:	/s/ Aicha Bascaro
Name:	Aicha Bascaro
Title:	Secretary

SCHEDULE 1.1(i)

Add-Backs to Consolidated Adjusted EBITDA

1. Any payments under the Bain Advisory Services Agreement, including, without limitation, the prepayment in full of the Bain Management Fees owing to Bain over the term of the Bain Advisory Services Agreement pursuant to subsection 7.5(vii) of the Credit Agreement, in each case exclusive of any amounts payable with respect to Indemnified Liabilities (as such term is defined therein).

2. The aggregate amount of the fees, costs and expenses of Holdings and its Subsidiaries incurred in connection with the Transaction (including, without limitation, the Common Stock Dividend) in accordance with the relevant requirements of this Agreement and in compliance with applicable agreements governing the same.

3. The aggregate amount of Restricted Junior Payments made by Borrower to Holdings pursuant to subsection 7.5(ii) of the Credit Agreement.

4. An amount equal to the lesser of (x) $3,500,000 and (y) the aggregate amount of the reasonable fees, costs and expenses of Holdings and its Subsidiaries incurred in connection with (i) the Second Amendment and (ii) any Qualified IPO resulting in 2004 IPO Proceeds.

SCHEDULE 2.1

Lender Commitments

Lender	Initial Term Loan Commitment	Tranche B Term Loans	2004 Term Loan Commitments	Converted 2004 Term Loans	Revolving Loan Commitment
[LENDERS]

Total	$610,000,000.00	$538,012,820.59	$	$	$125,000,000.00

EXHIBIT III-B

[FORM OF 2004 TERM NOTE]

PROMISSORY NOTE DUE JUNE 25, 2010

$[1]	New York, New York
[Date]

FOR VALUE RECEIVED, DOMINO’S, INC., a Delaware corporation (“Borrower”) hereby promises to pay to [2] (“Payee”) or its registered assigns the principal amount of [3] ($[l]) in the installments referred to below.

Borrower promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of July 29, 2002 and amended and restated as of June 25, 2003, by and among Borrower, TISM, INC., a Michigan corporation, the financial institutions from time to time party thereto (each individually referred to therein as a “Lender” and collectively as “Lenders”), J.P. MORGAN SECURITIES INC. and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers, JPMORGAN CHASE BANK, as administrative agent for Lenders (in such capacity, “Administrative Agent”), CITICORP NORTH AMERICA, INC., as syndication agent, and BANK ONE, NA, as documentation agent (as so amended and restated and as the same may be further amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”, with the terms defined therein and not otherwise defined herein being used herein as therein defined).

Borrower shall make principal payments on this Note in consecutive quarterly installments, commencing on December 31, 2004 and ending on June 25, 2010. Each such installment shall be due on the date specified in the Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

This Note is one of Borrower’s “2004 Term Notes” in the aggregate principal amount of $528,012,820.00 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the 2004 Term Loan evidenced hereby was made and is to be repaid, and the other Loan Documents.

[1]	Insert amount of Lender’s 2004 Term Loan in numbers.

[2]	Insert Lender’s name in capital letters.

[3]	Insert amount of Lender’s 2004 Term Loan in words.

EXHIBIT III-B

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(iv) of the Credit Agreement, Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Borrower as provided in subsection 2.4B(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsection 10.1 of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

After the occurrence of an Event of Default, Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower hereby

EXHIBIT III-B

consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

EXHIBIT III-B

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

DOMINO’S, INC.

By:
Name:
Title: